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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

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
                           NAME OF SUBSIDIARY                               STATE OF INCORPORATION
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
Krause's Custom Crafted Furniture Corp., formerly Krause's Sofa Factory
(business operated under the names "Krause's Custom Crafted Furniture,"
"Krause's Sofa Factory" and "Castro Convertibles")......................        California

KMC Enterprises, Inc....................................................        Delaware
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